UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                October 28, 2003
                Date of Report (Date of earliest event reported)

                                FIRST BANKS, INC.
             (Exact name of registrant as specified in its charter)


          MISSOURI                       0-20632                 43-1175538
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)


                   135 North Meramec, Clayton, Missouri 63105
               (Address of principal executive offices) (Zip code)


                                 (314) 854-4600
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

                                FIRST BANKS, INC.

                                TABLE OF CONTENTS





                                                                            Page
                                                                            ----

ITEM 12.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION.................... 1

SIGNATURES   ............................................................... 2

             ITEM 12 - RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On October 24, 2003, First Banks, Inc. issued a press release announcing its financial results for the three and nine months ended September 30, 2003. A copy of the press release is attached as Exhibit 99.5.

                                   SIGNATURES


         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     FIRST BANKS, INC.




October 28, 2003                     By: /s/ Allen H. Blake
                                         ---------------------------------------
                                             Allen H. Blake
                                             President, Chief Executive Officer
                                             and Chief Financial Officer
                                             (Principal Executive Officer and
                                             Principal Financial and Accounting
                                             Officer)

                                                                    Exhibit 99.5


                                First Banks, Inc.
                               St. Louis, Missouri

Contact: Allen H. Blake
         President, Chief Executive Officer and Chief Financial Officer First Banks, Inc.
         (314) 592-5000

Traded:  NASDAQ
Symbol:  FBNKN - (First Preferred Capital Trust II,  a subsidiary of First
                 Banks, Inc.)
         FBNKM - (First Preferred Capital Trust III, a subsidiary of First
                 Banks, Inc.)

Traded:  NYSE
Symbol:  FBSPrA - (First Preferred Capital Trust IV, a subsidiary of First
                  Banks, Inc.)

FOR IMMEDIATE RELEASE:

                           First Banks, Inc. Announces
                           Third Quarter 2003 Earnings

         St. Louis, Missouri, October 24, 2003. First Banks, Inc. ("First Banks" or the "Company") reported earnings of $13.7 million and $47.4 million for the three and nine months ended September 30, 2003, respectively, compared to $13.0 million and $30.4 million for the comparable periods in 2002. Results for the third quarter reflect increased net interest income and noninterest income, offset by slightly higher operating expenses, increased provision for loan losses and an increase in the effective tax rate. The increase for the first nine months of 2003 over the comparable period in 2002 is primarily attributable to increased net interest income resulting from reduced deposit rates and earnings on interest rate swap agreements in association with the Company's interest rate risk management program, increased gains on mortgage loans sold and held for sale, a gain relating to the partial exchange of First Banks' investment in an unaffiliated financial institution for a 100% ownership interest in one of the unaffiliated financial institutions' banking subsidiaries and increased provisions for state income taxes attributable to the 2003 merger of the Company's bank charters.

         Allen H. Blake, President and Chief Executive Officer of First Banks, said, "First Banks' financial performance for the first nine months of 2003 continues to reflect our adaptation to the current interest rate environment and weak economic conditions that have prevailed over the last two years. The Company's ongoing efforts to maintain an acceptable net interest margin in the current low interest rate environment, improve our non-interest income, address credit losses and control operating expenses are reflected in our financial performance. Higher-than-normal levels of loan charge-offs, loan delinquencies and nonperforming loans led to increased provisions for loan losses during 2002. These nonperforming trends remain at elevated levels in 2003, thus contributing to continued higher-than-normal provisions for loan losses, primarily attributable to charge-offs concentrated within our commercial leasing portfolio. We continue to monitor our loan and leasing portfolios and focus on asset quality and related challenges stemming from the current economic environment, including lower prevailing interest rates and weak loan demand."

         Net interest income increased to $73.1 million and $213.3 million for the three and nine months ended September 30, 2003, respectively, compared to $68.2 million and $198.0 million for the comparable periods in 2002. The Company experienced continuing growth of net interest income, primarily resulting from lower deposit rates coupled with earnings on interest rate swap agreements that were entered into in conjunction with the Company's interest rate risk management program to mitigate the effects of decreasing interest rates, and a $61.3 million net reduction in outstanding trust preferred securities. The derivative financial instruments used to hedge the Company's interest rate risk contributed $17.3 million and $48.1 million to net interest income for the three and nine months ended September 30, 2003, respectively, compared to $14.2 million and $38.0 million for the comparable periods in 2002. During 2003, the Company issued $25.0 million of trust preferred securities in a private placement and $46.0 million of trust preferred securities in an underwritten public offering. In the second quarter of 2003, the Company redeemed $132.3 million of trust preferred securities that had been issued during 1997 and 1998. The funds necessary for the redemptions were provided from available cash of $32.9 million, borrowings under the Company's note payable of $34.5 million and net proceeds from the issuance of the additional trust preferred securities. These transactions, coupled with the use of additional derivative financial instruments, have allowed First Banks to reduce its overall expense associated with the utilization of trust preferred securities. While these transactions have contributed to the Company's financial performance, prevailing low interest rates, generally weak loan demand and overall economic conditions continue to exert pressure on the net interest margin.

         The Company recorded provisions for loan losses of $15.0 million and $36.0 million for the three and nine months ended September 30, 2003, respectively, compared to $13.7 million and $38.7 million for the comparable periods in 2002. Net loan charge-offs were $12.1 million and $25.5 million for the three and nine months ended September 30, 2003, respectively, compared to $7.6 million and $27.4 million for the comparable periods in 2002. Net charge-offs for the third quarter of 2003 were primarily attributable to a $4.1 million charge-off on one significant credit and $4.2 million in net charge-offs associated with the commercial leasing portfolio. During 2002, the Company experienced a higher level of problem loans and related loan charge-offs and past due loans resulting from the economic conditions within the Company's markets, additional problems identified in two acquired loan portfolios and continuing deterioration in its commercial leasing portfolio, particularly the segment of that portfolio relating to the airline industry. The Company has experienced further deterioration in the commercial leasing portfolio with $14.6 million in net charge-offs for the nine months ended September 30, 2003. These charge-offs were concentrated in four equipment leases aggregating $8.5 million, which were not related to the airline industry. Nonperforming assets at September 30, 2003 decreased to $81.3 million from $82.8 million at December 31, 2002 and $102.4 million at September 30, 2002. The allowance for loan losses increased to $110.7 million at September 30, 2003, compared to $99.4 million at December 31, 2002 and $109.9 million at September 30, 2002. This reflects the Company's continued efforts to monitor asset quality and address ongoing challenges posed by the current environment. The Company expects nonperforming assets to remain at the higher levels recently experienced and considers these trends in its overall assessment of the adequacy of the allowance for loan losses.

         Noninterest income was $26.2 million and $83.3 million for the three and nine months ended September 30, 2003, respectively, compared to $25.5 million and $64.8 million for the comparable periods in 2002. Gains on mortgage loans sold increased to $12.4 million and $33.2 million for the three and nine months ended September 30, 2003, respectively, compared to $7.9 million and $20.3 million for the same periods in 2002. This increase reflects overall reductions in mortgage loan rates, resulting in high volumes of new originations and refinancings as well as growth of the Company's mortgage banking activities. This was partially offset by increased amortization of mortgage servicing rights. Service charges on deposit accounts and customer service fees increased to $9.2 million and $26.8 million for the three and nine months ended September 30, 2003, respectively, compared to $8.5 million and $22.0 million for the comparable periods in 2002. Also contributing to the increase in noninterest income is a $6.3 million gain in the first quarter of 2003 on the exchange of common stock of Allegiant Bancorp, Inc., St. Louis, Missouri, held by First Banks for a 100% ownership interest in Bank of Ste. Genevieve, Ste. Genevieve, Missouri.

         Operating expenses were $60.5 million and $184.2 million for the three and nine months ended September 30, 2003, respectively, compared to $59.2 million and $175.2 million for the comparable periods in 2002. The increased operating expenses primarily result from increases in salaries and employee benefit expenses associated with the acquisition of Bank of Ste. Genevieve and increased commissions paid to mortgage loan originators due to continued higher loan volumes, which were partially mitigated by staff realignments surrounding the Company's core business strategies. In addition, the Company recorded write-downs on operating leases associated with the commercial leasing business of $1.4 million for the third quarter of 2003 and $5.2 million for the nine months ended September 30, 2003, primarily resulting from reductions in estimated residual values. This compares with similar write-downs on commercial leases of $1.4 million recorded for the nine months ended September 30, 2002, none of which occurred in the third quarter. Occupancy and furniture and equipment expenses remained at higher levels primarily due to acquisitions, technology expenditures for equipment and continued expansion and renovation of various corporate and branch offices. These expenses include a $1.0 million lease termination obligation incurred in the second quarter of 2003 associated with the relocation of the Company's San Francisco-based loan administration department to southern California and a $1.4 million lease buyout obligation incurred in the third quarter of 2002 on a California facility acquired through a previous acquisition. These higher operating expenses, exclusive of the operating lease write-downs, are reflective of recent acquisitions and ongoing investments made in conjunction with the execution of First Banks' overall business plan.

         At September 30, 2003, First Banks had consolidated assets of $7.17 billion and operated 151 offices in Missouri, Illinois, California and Texas.

                                      # # #

This release contains forward-looking statements that are subject to risks and uncertainties arising out of or affecting the Company's business, not all of which can be predicted or anticipated. These statements are based on information currently available to First Banks' management, and numerous factors might cause actual results to differ materially from those contemplated in the forward-looking statements. For additional information, see the discussions of forward-looking statements that appear in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of First Banks' most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.



                                FIRST BANKS, INC.
                                FINANCIAL SUMMARY
             (dollars expressed in thousands, except per share data)
                                   (unaudited)

                             Selected Operating Data

                                                                   Three Months Ended       Nine Months Ended
                                                                      September 30,           September 30,
                                                                 ----------------------    -------------------
                                                                    2003        2002         2003        2002
                                                                    ----        ----         ----        ----

Interest income..............................................    $ 96,025     105,811      293,902     319,726
Interest expense..............................................     22,945      37,630       80,646     121,735

   Net interest income........................................     73,080      68,181      213,256     197,991

Provision for loan losses.....................................     15,000      13,700       36,000      38,700

Noninterest income............................................     26,183      25,476       83,259      64,840
Noninterest expense...........................................     60,471      59,154      184,207     175,232

   Income before provision for income taxes...................     23,792      20,803       76,308      48,899

Provision for income taxes....................................     10,092       7,372       28,877      17,471

   Net income.................................................     13,700      12,994       47,431      30,362

Basic earnings per common share...............................   $ 570.75      540.87     1,982.48    1,261.05
                                                                 ========    ========     ========    ========

Diluted earnings per common share.............................   $ 565.09      534.32     1,954.63    1,246.05
                                                                 ========    ========     ========    ========

                             Selected Financial Data

                                                                              September 30,       December 31,
                                                                                  2003                2002
                                                                             -------------       -------------

Total assets.........................................................        $ 7,168,921           7,342,800
Investment securities................................................            883,644           1,137,320
Loans, net of unearned discount......................................          5,437,663           5,432,588
Allowance for loan losses............................................            110,734              99,439
Deposits.............................................................          6,022,219           6,172,820
Note payable.........................................................             31,000               7,000
Guaranteed preferred beneficial interests
   in subordinated debentures........................................            205,380             270,039
Stockholders' equity.................................................            542,457             519,041
Nonperforming assets.................................................             81,344              82,774

                            Selected Financial Ratios

                                                                       Three Months Ended   Nine Months Ended
                                                                          September 30,       September 30,
                                                                       ------------------   -----------------
                                                                       2003        2002      2003       2002
                                                                       ----        ----      ----       ----

Return on average assets..........................................      0.76%       0.72%     0.88%      0.58%
Return on average equity..........................................     10.01       10.44     11.86       8.67
Net interest margin...............................................      4.49        4.24      4.43       4.23
Efficiency ratio..................................................     60.92       63.16     62.12      66.67
